Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated October 3, 2017, in this Registration Statement (Form S-6 No. 333-219809) of Smart Trust 342, comprising Smart Trust, Morningstar Dividend Yield Select Trust, Series 3.

/s/ Grant Thornton LLP

Chicago, Illinois

October 3, 2017